UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2008
NVR, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
11700 Plaza America Drive, Suite 500, Reston, VA 20190
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 703-956-4000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 Entry Into a Material Definitive Agreement
     On August 5, 2008, NVR Mortgage Finance, Inc. (“NVRM” or the “Seller”), a wholly owned subsidiary of NVR, Inc., entered into a Master Repurchase Agreement with U.S. Bank National Association, as Agent and representative of itself as a Buyer, and the other Buyers (the “Repurchase Agreement”). The purpose of the Repurchase Agreement is to finance the origination of mortgage loans by NVRM. The Repurchase Agreement provides for loan purchases up to $110 million, subject to certain sublimits. In addition, the Repurchase Agreement provides for an accordion feature under which NVRM may request that the aggregate commitments under the Repurchase Agreement be increased to an amount up to $150 million. The Repurchase Agreement expires on August 4, 2009. The Repurchase Agreement replaces NVRM’s existing warehouse credit facility dated September 7, 1999, as amended as of August 23, 2007, with U.S. Bank National Association, as agent (“Warehouse Agreement”), which was set to expire on August 21, 2008.
     Advances under the Repurchase Agreement carry a Pricing Rate based on the Libor Rate plus the Libor Margin, as defined in the Repurchase Agreement, or at NVRM’s option, the Balance Funded Rate, as defined in the Repurchase Agreement.
     The Repurchase Agreement contains various affirmative and negative covenants. The negative covenants include among others, certain limitations on transactions involving acquisitions, mergers, the incurrence of debt, sale of assets and creation of liens upon any of its Mortgage Notes. Additional covenants include (i) a tangible net worth requirement, (ii) a minimum tangible net worth ratio, (iii) a minimum net income requirement, and (iv) a minimum liquidity requirement.
     The Repurchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The above referenced summary of the material terms of the Repurchase Agreement is qualified in its entirety by reference to Exhibit 10.1.
Items 1.02 Termination of a Material Definitive Agreement
     Effective August 5, 2008, NVRM’s Warehouse Agreement (referenced in Item 1.01 above) was terminated. The Warehouse Agreement was set to expire on August 21, 2008.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure contained in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Number	Description

10.1	Master Repurchase Agreement dated August 5, 2008 among U.S. Bank National Association, as Agent and a Buyer, the other Buyers party hereto and NVR Mortgage Finance, Inc., as Seller.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date August 8, 2008	By:	/s/ Dennis M. Seremet
	Name: Title:	Dennis M. Seremet Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
10.1	Master Repurchase Agreement dated August 5, 2008 among U.S. Bank National Association, as Agent and a Buyer, the other Buyers party hereto and NVR Mortgage Finance, Inc., as Seller.

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